Exhibit 4.02

GUARANTY

                                               DATE: June 28, 2013

Prestige Capital Corporation (“Prestige”)

400 Kelby Street

14th Floor

Fort Lee, New Jersey 07024

To induce Prestige to make loans, advances or other financial accommodations to Trans-Lux Midwest Corporation d/b/a Fair-Play, ("Client"), now or in the future, and with full knowledge that said loans, advances or other financial accommodations would not be made without this Guaranty,  the undersigned (sometimes “Guarantor”) agrees as follows:

The undersigned guarantees full, prompt and unconditional payment when due of each and every Liability of the Client (as hereinafter defined) to Prestige, now existing or hereafter incurred, whether direct or indirect, contingent or absolute, joint or several, matured or unmatured and the full, prompt, and unconditional performance of every term and condition of any transaction to be kept and performed by the Client.  This Guaranty is a primary obligation of the undersigned and shall be a continuing inexhaustible Guaranty without limitation as to the amount or duration and may not be revoked except by notice in writing to Prestige and received by Prestige at least ninety (90) days prior to the date set for such revocation.  No such notice shall affect the liability under this Guaranty for any such loan or advance or other financial accommodations to the Client occurring prior to the date set for revocation whether made after notice of revocation or not.

The term "Liability of the Client" shall include all liabilities, direct or indirect, absolute or contingent, joint or several, now or hereafter existing, in each case due or to become due to, or held or to be held by Prestige for its own account or as agent for others, whether created directly or acquired by assignment or otherwise.

Without incurring responsibility to the undersigned and without impairing or releasing the obligations of the undersigned hereunder, Prestige may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice to the undersigned, upon any terms or conditions and in whole or in part:

1. change the manner, place or terms of payment, and/or change or extend the time for payment or renew or alter, any Liability of the Client or any security therefor, and the Guaranty herein made shall apply to the Liability of the Client as so changed, extended, renewed or altered;

2. subject to the existing liens existing on the assets of the Client held by the Pension Benefit Guaranty Corporation (the “PBGC Liens”) and applicable law, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged, mortgaged or in which a security interest is given to secure, or howsoever securing, the Liability of the Client to Prestige;

 3. exercise or refrain from exercising any rights against the Client or others (including the undersigned) or against the security, or otherwise act or refrain from acting;

 4. settle or compromise any Liability of the Client, and subject to the PBGC Liens and applicable law, dispose of any security therefor, with or without consideration, or any liability incurred directly or indirectly in respect thereof or hereof, and subject to the PBGC Liens and applicable law, may subordinate the payment of all or any part thereof to the payment of any Liability (whether due or not) of the Client; and

 5. apply any sums by whomsoever paid or howsoever realized to any Liability of the Client.

No invalidity, irregularity or unenforceability of all or any part of the Liability of the Client or the impairment or loss of any security therefor, whether caused by any actions or inactions of Prestige, or otherwise, shall affect, impair or be a defense to this Guaranty.

Guarantor hereby waives any right of subrogation to any security and will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all of the Liability of the Client to Prestige shall have been paid in full.  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time when all the Liability of the Client shall not have been paid and performed in full, such amount shall be held in trust for the benefit of Prestige and shall be paid to Prestige to be credited and applied upon the Liability of the Client, whether matured or unmatured.  Guarantor hereby waives any and all suretyship defenses.

Any and all rights and claims of the undersigned against the Client or any of its property, arising by reason of any payment by the undersigned to Prestige pursuant to the provisions of this Guaranty, shall be subordinate and subject in right of payment to the prior payment in full of all Liability of the Client.  Guarantor hereby agrees that all indebtedness owing from the Client to the Guarantor, whether now existing or in the future created, shall be subordinate to the payment of the Liability of the Client to Prestige and agree further that should the Client default with respect to the Liability of the Client, no such indebtedness owing from the Client to the Guarantor shall be paid, and no security therefor received, until all the Liability of the Client have been paid in full.  Any instrument evidencing any such indebtedness owing from the Client to Guarantor, and any payment, security or other property received by Guarantor in violation of this provision, shall be held in trust for the benefit of Prestige and shall be delivered immediately upon receipt by Guarantor to Prestige to apply to the Liability of the Client, whether matured or unmatured.

Upon the happening of any of the following events:  the failure of Client to pay when due any Liability of the Client; the death or insolvency of the Client or any person (including the undersigned) who is liable directly or indirectly in respect of any of the Liability of the Client; or an adverse change in the financial condition of the Client or any aforesaid person; or suspension of business of the Client or any aforesaid person; or the issuance of any warrant, process or order of attachment, garnishment or other lien and/or the filing of a lien as a result thereof against any of the property of the Client or any aforesaid person (in each case except for liens filed against such property by the Pension Benefit Guaranty Corporation); or the making by the Client or any aforesaid person of an Assignment for the Benefit of Creditors; or a Custodian, Trustee or  Receiver being appointed for the Client or any aforesaid person or for any property of any of them; or any proceeding being commenced by or against the Client or any aforesaid person under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute; or if an Order for Relief as to the Client or any aforesaid person is entered under the Bankruptcy Code; or if the Client or any aforesaid person is generally not paying their debts as they become due; or any representation in any financial or other statement of the Client or any aforesaid person, delivered to Prestige by or in behalf of the Client or such person, is untrue or incomplete; then and in such event, and at any time thereafter, Prestige may, immediately upon written notice to the Client or any aforesaid person, make the Liability of the Client immediately due and payable hereunder as to the undersigned, and Prestige shall be entitled to enforce the obligations of the undersigned hereunder.

The undersigned shall pay all costs and expenses of every kind for collection or enforcement of Prestige’s remedies hereunder, including reasonable attorneys' fees and expenses.

If claim is ever made upon Prestige for repayment or recovery of any amount or amounts received by Prestige in payment or on account of any of the Liability of the Client and Prestige repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over Prestige or any of its property, or (b) any settlement or compromise of any such claim effected by Prestige with any such claimant (including the Client), then, and in such event, the undersigned agree that any such judgment, decree, order settlement or compromise shall be binding upon the undersigned, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Liability of the Client, and the undersigned shall be and remain jointly and severally liable to Prestige hereunder for the amount so repaid or recovered.

All rights, powers and remedies of Prestige hereunder and under any agreement between the Client or Guarantor and Prestige, now, or at any time hereafter in force, shall be cumulative and not alternative, and shall be in addition to all rights, powers and remedies given to Prestige by law.  The Guarantor’s liability hereunder shall be joint and several.

If any term or provision of this Guaranty is at any time held to be invalid by any court of competent jurisdiction, that invalidity shall not affect the remaining terms and provisions of this Guaranty, which shall continue to be in full force and effect.

No delay on the part of Prestige in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver thereof.  No waiver of any of its rights hereunder, and no modification or amendment of this Guaranty, shall be deemed to be made by Prestige unless the same shall be in writing, duly signed on behalf of Prestige, by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Prestige or the obligations of the undersigned to Prestige in any other respect at any other time.

Guarantor hereby irrevocably consents to the nonexclusive jurisdiction of the Courts of the State of New Jersey or any Federal court in such State in connection with any action or proceeding arising out of or related to this Guaranty.  In such litigation, Guarantor waives personal service of any summons, complaint or other process and agree that service may be made by certified or registered mail, return receipt requested.  IN ANY LITIGATION RELATING TO THIS GUARANTY, PRESTIGE AND GUARANTOR HEREBY WAIVES HIS RIGHT TO TRIAL BY JURY AND ACKNOWLEDGE THAT HE HAS CONSULTED WITH HIS RESPECTIVE COUNSEL SPECIFICALLY ON THE RAMIFICATIONS OF WAIVING THE RIGHT TO REQUEST TRIAL BY JURY.

The undersigned waive notice of acceptance of this Guaranty and notice of any Liability of the Client to which it may apply and waive notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor and all other notices to which Guarantor might otherwise be entitled, except those which are be required by law and required to be given by Prestige.

This Agreement of Guaranty shall be binding upon the undersigned Guarantor, his or its heirs, executors, administrators, successors and assigns and shall enure to the benefit of Prestige, its successors and assigns.

               Trans-Lux Corporation

By:_/s/ J.M. Allain______________

        Jean-Marc Allain

         President & CEO